UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2011 (June 21, 2011)

DAYBREAK OIL AND GAS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 W. Main Ave., Suite 1012, Spokane, WA	99201
(Address of principal executive office)	(Zip Code)

(509) 232-7674

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

    On June 21, 2011, Daybreak Oil and Gas, Inc. (the “Company”) issued a press release announcing that it has received a commitment for a $3,500,000 secured loan (the “Loan”). Subject to definitive documentation, due diligence and customary closing conditions, the Loan is expected to close on or before June 30, 2011. Proceeds of the Loan will be used to expand the development of the Company’s East Slopes Project located in Kern County, California and other general corporate purposes. A copy of the press release is furnished as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

    Except for the historical information set forth in this document, the matters discussed in this document are forward-looking statements that involve certain assumptions and known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially. The words “will,” “expected” and similar expressions are intended to identify forward-looking statements. The Company’s expectations with regard to receiving the Loan as well as financing and organizational matters and plans are subject to various factors and conditions. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended February 28, 2011 and those set forth from time to time in other filings with the Securities and Exchange Commission (the “SEC”). The documents are available through the Company’s website at www.daybreakoilandgas.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
Exhibit Number	Description of Exhibit
99.1	Press Release, dated June 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

Date: June 23, 2011	By:	/s/ JAMES F. WESTMORELAND
	Name:	James F. Westmoreland
	Title:	President and Chief Executive
Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated June 21, 2011